Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the XCF Global, Inc. Form S-3 Registration Statement, of our auditor’s report dated March 6, 2025 with respect to the consolidated financial statements of DevvStream Holdings Inc. as at July 31, 2024 and for the year ended July 31, 2024, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Form S-3.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

September 14, 2026

Toronto, Canada

MNP LLP
1 Adelaide Street East, Suite 1900, Toronto ON, M5C 2V9	1.877.251.2922 T: 416.596.1711 F: 416.596.7894